Exhibit 3.26
BYLAWS OF
SPEEDWARE HOLDINGS, INC.
ARTICLE I
The Corporation
     Section 1: The name of this corporation shall be Speedware Holdings, Inc.
     Section 2: The principal office of this corporation shall be in Greenville County, South Carolina and this corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
Stockholders
     Section 1: Meetings of the stockholders shall be held at the principal office of the corporation or at any other place (within or without South Carolina) which the board of directors may from time to time select.
     Section 2: An annual meeting of the stockholders of the corporation shall be scheduled on the first business day following ninety (90) days after the corporation’s fiscal year end, but shall not be held unless requested by one or more shareholders in writing delivered to the Corporation at least thirty (30) days prior to said scheduled annual meeting date. Upon receipt of such written request, the corporation shall notify all shareholders in writing of its receipt of such request and of the date, time and place of such meeting.
     Section 3: Special meetings of the stockholders, for any purpose or purposes other than those prescribed by statute or by the articles of incorporation, may be called by the president, and shall be called by the president or secretary at the request of the chairman of the board of directors, a majority of the board of directors, or the holders of not less than ten percent of the entire capital stock of the corporation issued and outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.
     Section 4: Written notice of the special meeting of the stockholders, stating the place, date and hour, and the purpose or purposes for which the meeting is called, shall be served upon or mailed to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation, not less than ten (10) days before the date of such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.
     Section 5: A stockholder, either before or after the stockholders meeting, may waive notice of the meeting and such waiver shall be deemed the equivalent of giving notice. Attendance at a stockholders meeting, either in person or by proxy of a person entitled to notice shall constitute a waiver of notice of the meeting unless such stockholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully called or convened.
     Section 6: The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power by a majority vote, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.
     Section 7: When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation or by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 8: At any meeting of the stockholders, every stockholder entitled to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney, and shall have one vote for each share having voting power, registered in his name.
     Section 9: Any action taken at a meeting of the stockholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote on such action and is filed with the secretary of the corporation as part of the corporate records. Such written consent shall have the same effect as a unanimous vote of the stockholders and may be stated as such in any certificate or document required to be filed with the Secretary of State.
ARTICLE III
Directors
     Section 1: The number of directors which shall constitute the board shall be from one (1) to three (3), as determined by the stockholders, and initially shall be one (1).
     Section 2: The directors may hold their meetings at such places as they may from time to time determine, either within or without the State of South Carolina.
     Section 3: If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, even though less than a quorum, shall choose a successor or successors who shall hold office until the next election of directors.

     Section 4: The property and business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by stockholders.
     Section 5: Regular meetings of the board of directors may be held without notice at such time and place, either within or without the State of South Carolina, as shall from time to time be determined by the board.
     Section 6: Any or all directors may participate in a meeting of the board of directors by means of conference telephone or any means of communication by which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.
     Section 7: Special meetings of the board may be called by the chairman of the board or the president on twenty-four hours’ notice to each director, either personally or by mail or telegram. Special meetings shall be called by the president or secretary in like manner on like notice on the written request of any one (1) director.
     Section 8: At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.
     Section 9: The board of directors may, by resolution adopted by a majority of the whole board, designate from among its members an executive committee and other committees, each consisting of one or more directors, and may delegate to such committee or committees any powers and authority of the board, except as to matters which the board is specifically prohibited from delegating under the provisions of the laws of the State of South Carolina. The board may designate one or more directors as alternate members of any committee and such alternate(s) may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at the meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such an absent or disqualified member.
     Section 10: Directors, as such, shall not receive any stated salary for their services, but by resolution of the board a fixed sum for attendance and expenses, if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 11: A director may waive in writing notice of a meeting of the board, either before or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting, unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.
     Section 12: Action taken by a majority of directors without a meeting shall be deemed action of the board of directors if all directors, severally or collectively, execute a written consent thereto, either before or after the action is taken, and the consent is filed with the records of the corporation.
ARTICLE IV
Officers
     Section 1: The officers of the corporation shall be chosen by the directors and shall be a chief executive officer, a president, a chief financial officer, a vice president, a secretary, a treasurer, and such other officers as the board shall designate. Any person may hold more than one of the aforesaid offices and may act in more than one capacity where action by two or more officers is required.
     Section 2: The officers of the corporation shall hold their office until their successors are chosen and have qualified or until their resignation or removal.
     Section 3: The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 4: Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors for the unexpired term of that office.
     Section 5: The duties of each officer shall consist of such duties and powers as are customarily associated with such office and/or as may be assigned to such officer at any time or from time to time by the board of directors.
ARTICLE V
Indemnification
     Section 1: The corporation shall indemnify any person, his heirs or personal representatives, who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgment, penalties, fines, amounts paid in settlement and expenses

(including attorneys’ fees) actually and reasonably incurred by such person, his heirs or personal representatives, in connection with such proceeding if:
(a)	he conducted himself in good faith; and

(b)	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in the preceding sentence.
     For purposes of this Article V, the term “proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
     Section 2: Notwithstanding any provision in this Article V to the contrary, no indemnification shall be made with respect to:
(a)	any expenses incurred by any person in connection with any proceeding by or in the right of the corporation in which such person shall have been adjudged to be liable to the corporation; or

(b)	any judgments, penalties, fines, settlements, or expenses incurred by any person in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.
     Section 3: No indemnification under Section 1 shall be made unless authorized in each specific case after a determination has been made that indemnification of the person is permissible in the circumstances because he has met the applicable standard of conduct:
(a)	by the board of directors by a majority vote a quorum consisting of directors not at the time parties to such proceeding; or

(b)	if such quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the manner by a majority vote of the full board (in which designated directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

(c)	by special legal counsel, selected by the board of directors or a committee thereof by vote as set forth in subsection (a) or (b) of this Section 3, or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selected directors who are parties may participate); or

(d)	by the shareholders.

     Section 4: Reasonable expense incurred by a person as a result of being a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding if:
(a)	after a determination, made in the manner specified in Section 3, that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible; and

(b)	upon receipt by the corporation of:
(i)	a written affirmation by the person of his good faith belief that he has met the standards of conduct necessary for indemnification by the corporation as specified in Section 3; and

(ii)	a written undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that he did not meet such standards of conduct.
     Section 5: The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.
     Section 6: Any indemnification of any person in accordance with this Article, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders with notice of the next shareholders’ meeting or prior thereto.
ARTICLE VI
Stock
     Section 1: The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. The certificates of stock shall exhibit the holder’s name and the number of shares and shall be under the corporate seal, which may be a facsimile, engraved or printed. The certificates of stock shall be signed by the president and the secretary.
     Section 2: The shareholders shall not have the right to cumulate their votes for directors.
     Section 3: Upon surrender to the corporation or transfer agent of the corporation of a certificate for shares endorsed by the person named in the certificate or by attorney lawfully constituted in writing or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books.
     Section 4: In order that the corporation may determine the stockholder entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any other change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose, the board of directors may (but shall not be required to) fix, in advance, a record date for any such determination of stockholders. Such date shall not in any case be more than fifty nor less than ten full days before the date of such meeting, or the date on which the particular action requiring such determination of stockholders is to be taken.
     Section 5: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of South Carolina.
     Section 6: Whenever a stockholder shall desire a new certificate of stock in the place of his original certificate of stock which shall have been lost or destroyed, he shall make application to the corporation for the issuing of such new certificate only upon: (a) submitting an affidavit that such stockholder is the bona fide owner of such stock, that the original certificate has been destroyed or lost, the circumstances of such loss or destruction, and that the shares have not been transferred or disposed of by such stockholder in any manner; (b) filing with the corporation a sufficient indemnity bond; and (c) satisfying any other reasonable requirements imposed by the board of directors.
ARTICLE VII
Dividends
     Section 1: Subject to the rights, preferences and limitations set forth in the articles of incorporation of the corporation, dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash or property, including the shares of the capital stock of the corporation, or of other corporations, subject to limitations upon payment of dividends contained in the statutes of the State of South Carolina.
     Section 2: Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the best interests of the corporation.

ARTICLE VIII
Special Corporate Acts
     Section 1: All contracts, deeds, documents and other corporate instruments and all checks or demand for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
ARTICLE IX
Fiscal Year
     Section 1: The fiscal year of the corporation shall be fixed by resolution of the board of directors.
ARTICLE X
Corporate Seal
     Section 1: The Corporate seal shall have inscribed thereon the name of the corporation and the words: “CORPORATE SEAL, SPEEDWARE HOLDINGS, INC.”.
ARTICLE XI
Amendments
     Section 1: These bylaws may be altered or amended at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented if notice of the proposed alteration or amendment be contained in the notice of such special meeting, by the affirmative vote of three-fourths of the stockholders entitled to vote at such meeting and present or represented thereat.
     Section 2: These bylaws also may be altered, amended or repealed by the affirmative vote of three-fourths of the board of directors. The directors may amend or repeal a bylaw adopted by the stockholders unless the bylaws prescribe the extent to which these bylaws may be altered, amended or repealed by the directors. Any notice of a meeting of the directors at which bylaws are to be adopted, amended or repealed shall include notice of such proposed action.